                                                                     EXHIBIT 7.1

                            AGREEMENT OF JOINT FILING

         The parties listed below agree that the Amendment No. 16 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 21, 2004

                                      AIMCO PROPERTIES, L.P.

                                      By:    AIMCO-GP, INC.
                                           -------------------------------------
                                           (General Partner)

                                      AIMCO-GP, INC.

                                      APARTMENT INVESTMENT AND
                                      MANAGEMENT COMPANY

                                      ACQUISITION LIMITED PARTNERSHIP

                                      AIMCO/BETHESDA HOLDINGS, INC.

                                      ORP ACQUISITION, INC.

                                      OXFORD REALTY FINANCIAL GROUP,
                                      INC.

                                      AIMCO/BETHESDA HOLDINGS
                                      ACQUISITIONS, INC.

                                      ORP ACQUISITION PARTNERS, L.P.

                                      By:    /s/ Martha L. Long
                                             -----------------------------------
                                             Senior Vice President
                                             of each of the foregoing entities